Exhibit 99.1

January 31, 2013

Re: Update on Wells Real Estate Fund XI, L.P., including 2012 estimated valuations

Dear Custodian or Pension Plan Trustee:

We would like to take this opportunity to provide you with the 2012 estimated unit values for Wells Real Estate Fund XI, L.P.

The estimated unit valuations for Wells Real Estate Fund XI, L.P., are as follows:

		“A” Units			“B” Units
	Original Unit Price	12/31/2011 Estimated Unit Value	Net Sale Proceeds Distributed in 2012*	12/31/2012 Estimated Unit Value	12/31/2011 Estimated Unit Value	Net Sale Proceeds Distributed in 2012*	12/31/2012 Estimated Unit Value

Fund XI	$10.00	$1.53	$—	$1.54	$1.17	$—	$1.18
*These amounts are intended to represent the per-unit distributions received by limited partners who purchased their units directly from the Fund in the original public offering of units.

As you know, these valuations do not assume an orderly liquidation of the property, but rather a hypothetical sale of the Fund's remaining asset on December 31, 2012.

The estimated valuations per unit were derived by first calculating the estimated value of the property, then summing the estimated value of the remaining property, along with undistributed sale proceeds and cash reserves, if any. The segregation of Class “A” and Class “B” estimated valuations was achieved by virtue of a calculation in accordance with a predetermined order of distribution of sale proceeds in regard to class status outlined in the partnership agreement. The estimated valuations are intended to be an estimate of the distributions that would be made to limited partners who purchased their units directly from the Fund in the original public offering of units, taking into account conversion elections as provided for in the partnership agreement.

The property value was estimated by Wells Real Estate Funds and reviewed by The David L. Beal Company, an independent real estate consulting and appraisal company. These estimated valuations contain no expressed or implied guarantee as to the price that units in the Fund might sell for in an actual transaction, nor do they provide any indication of the future financial performance of the Fund.

Continued on reverse

3988 N. Central Expressway Bldg. 5, 6th Fl. Dallas, TX 75204 Tel 800-557-4830 Fax: 770-243-8198 wwww.WellsREF.com

The two divisions of Blue Cross and Blue Shield of Kansas vacated the property at their natural lease expiration in October 2012. In December 2012, we executed a 69-month lease with Select Quote for approximately 49% of the building. We continue to market the remaining vacant space for lease.

For more detailed information, please refer to the most recent Form 8-K of Wells Real Estate Fund XI, L.P., filed with the Securities and Exchange Commission. You can find the filing at www.SEC.gov.

We appreciate the important role you play as Custodian or Pension Plan Trustee in helping provide unparalleled service to our investors. If you have any questions, please feel free to contact one of our Client Services Specialists at 800-557-4830, option 2.

Sincerely,

Douglas P. Williams
Senior Vice President
Wells Capital, Inc.

Disclosures
Certain statements contained in this correspondence other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future performance and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that this report is filed with the Securities and Exchange Commission. Neither the partnership nor the general partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual results could differ materially from any forward-looking statements contained in this correspondence. This is neither an offer nor a solicitation to purchase securities.